UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

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    Definitive Information Statement

24/7 Kid Doc, Inc.

(Name of Registrant as Specified In Charter)

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24/7 Kid Doc, Inc.

8269 Burgos Ct.

Orlando, FL 32836

(828) 244-5980

Dear Stockholders:

On October 2, 2019, the board of directors of 24/7 Kid Doc, Inc. (“24/7 Kid Doc”), a Florida corporation, approved a 1 for 100 reverse split of all outstanding capital stock in order to increase the Company’s profile to help attract investment capital opportunities.

24/7 Kid Doc obtained the written consent of stockholders representing 72.97% of 24/7 Kid Doc’s outstanding voting stock as of October 2, 2019 approving this corporate action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions taken place.  This Information Statement is being mailed on or about December __, 2019 to all of 24/7 Kid Doc’s stockholders of record as of the close of business on December __, 2019.

By Order of the Board of Directors.

/s/Timothy Shannon

Name:  Timothy Shannon

Title:   Chief Executive Officer

INFORMATION STATEMENT

November 27, 2019

24/7 Kid Doc, Inc.

8269 Burgos Ct.

Orlando, FL 32836

(828) 244-5980

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of 24/7 Kid Doc, Inc., a Florida corporation, to the holders of record at the close of business on December __, 2019 of 24/7 Kid Doc’s outstanding common stock, par value $0.0001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to the Florida Business Corporation Act (“FBCA”).

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on October 2, 2019 by 24/7 Kid Doc’s Board of Directors and by our stockholders holding 72.97% of 24/7 Kid Doc’s voting stock issued and outstanding on October 2, 2019.  24/7 Kid Doc’s Board of Directors and the Majority Stockholders approved a corporate action to effectuate a 1 for 100 reverse split of all outstanding capital stock in order to increase the Company’s profile to help attract investment capital opportunities.

Accordingly, all necessary corporate approvals in connection with above corporate actions have been obtained.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

24/7 Kid Doc’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about December __, 2019.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q. Why am I being furnished with this Information Statement?

A. The Exchange Act and Florida law require us to provide you with information regarding the actions taken by written consent of stockholders in lieu of a meeting. Your vote is neither required nor requested.

Q. Why am I not being asked to vote?

A. Florida law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power. The Company’s articles of incorporation, as amended and restated (the “Articles of Incorporation”), and bylaws, as amended and restated (the “Bylaws”), permit stockholders holding not less than minimum number of votes required to authorize or take action at a meeting, to authorize or take action through a written consent. Holders of approximately 72.97% of our issued and outstanding shares entitled to vote executed a written consent dated October 2, 2019 approving the share exchange, acquisition and director appointment. Such approval is sufficient under Florida law, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING CAPITAL SHARES OF 24/7 KID DOC, INC. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS DATED OCTOBER 2, 2019

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on October 2, 2019, 24/7 Kid Doc, Inc., a Florida corporation, obtained the unanimous written consent of its board of directors and the written consent of stockholders holding 72.97% of the outstanding voting power of the issued and outstanding 24/7 Kid Doc capital stock approving the effectuation of the 1 for 100 reverse split.

OUTSTANDING SHARES AND VOTING RIGHTS

As of October 2, 2019, 24/7 Kid Doc’s authorized capitalization consisted of 200,000,000 common shares, of which 51,810,502 common shares were issued and outstanding, 1,000,000 Series A Preferred Shares, of which 1,000,000 were issued and outstanding, and 2,000,000 Series B Preferred Shares, of which 1,350,000 were issued and outstanding.

Each common share of 24/7 Kid Doc entitles its holder to one vote on each matter submitted to 24/7 Kid Doc’s stockholders.  Series A Preferred Shares do not have any voting rights.  Each Series B Preferred Share entitles its holder to 100 votes on each matter submitted to 24/7 Kid Doc’s stockholders.

However, because the Majority Stockholders have consented to the foregoing actions by resolutions dated October 2, 2019 in lieu of a special meeting in accordance with the FBCA and because the Majority Stockholders have sufficient voting power to approve such actions through ownership of capital stock, no other stockholder vote will be solicited in connection with this Information Statement.

AUTHORIZATION FOR A 1 FOR 100 REVERSE SPLIT OF THE OUTSTANDING CAPITAL STOCK

Purpose of the 1 for 100 Reverse Split of Outstanding Capital Stock

The Board believes that effectuating a 1 for 100 reverse split of the outstanding capital stock is in the best interests of the Company and its stockholders.  It is important to note that the net value of stockholder’s positions will remain unchanged after the reverse stock split.  The Company intends to use the reverse split in order to increase the Company’s profile to help attract investment capital opportunities.  The reverse stock split should enhance the acceptability of the capital stock by institutional investors, the financial community, and the investing public.  The Board also believes that the proposed reverse split may result in a broader market for the capital stock than that which currently exists.  The expected increased price level may encourage interest and trading in the common stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split.

The Company’s common stock is currently deemed to be penny stock.  As such, the common stock is subject to rules that impose additional sales practices on broker-dealers who sell such securities.  These additional practices include, among others, (1) a requirement that broker-dealers make a special suitability determination for a potential purchaser and receive the purchaser’s written consent to the transaction prior to a sale of the common stock, (2) the preparation of a disclosure schedule before any transaction involving a penny stock, which includes disclosure about (i) sales commissions payable to the broker-dealer and the registered representative and (ii) current quotations for the securities, and (3) monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Because of these, and other additional obligations, some brokers may not effect transactions in penny stocks.  This could have an adverse effect on the liquidity of the common stock.  The Board also believes that the Company’s current depressed trading price has resulted in larger than normal percentage changes in the common stock’s trading price.  The Board anticipates less volatility in the trading price if the trading price of the common stock increases following the effectiveness of the reverse split.

Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks.  Some of those policies and practices pertain to the payment of broker’s commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers.  In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.  The proposed reverse stock split could result in a price level for the common stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the common stock.  Any reduction in brokerage commissions resulting from the reverse stock split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” (fewer than 100 shares) created by such reverse stock split.

There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per common share after the reverse stock split will be equal to the applicable multiple of the market price per common share before the reverse stock split, or that such price will either exceed or remain in excess of the current market price.  Further, there is no assurance that the market for the common stock will be improved.  Stockholders should note that the Board cannot predict what effect the reverse stock split will have on the market for, or the market price of, the common stock.

Effect of the Reverse Stock Split

The reverse stock split will decrease the total number of outstanding capital shares of the Company.  It will not affect any stockholders’ proportionate equity interest in the Company, except for negligible amounts resulting from stockholders receiving an additional share in lieu of issuing fractional shares.

The reverse split of the Company’s outstanding capital stock will not affect the par value of any class of the Company’s capital stock, which will remain at $0.0001 per share.  All share and per share information will be retroactively adjusted following the effective date of the reverse stock split for all periods presented in future filings.

After the reverse stock split, the Company will have approximately 518,105 common shares outstanding, 10,000 Series A Preferred Shares outstanding, and 13,500 Series B Preferred Shares outstanding.

Stockholders should note that certain disadvantages may result from the reverse stock split.  The number of outstanding capital shares will be decreased as a result of the reverse stock split, but the authorized capital shares will not be so decreased.  The Company will therefore have the authority to issue a greater number of shares following the reverse stock split without the need to obtain stockholder approval to authorize additional shares.  Any such additional issuance may have the effect of significantly reducing the interest of the existing stockholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share.

No Going Private Transaction

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of common shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”  However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 2, 2019 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding common shares, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  As of October 2, 2019, there were 51,810,502 common shares and 1,350,000 Series B Preferred Shares outstanding.  Each common share gives its holder one vote, and each Series B Preferred Share gives its holder 100 votes, for a total of 186,810,502 votes.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Owned By Class	Percentage of Outstanding Votes(1)
Tim Shannon 1197 Fox Chase Drive Newton, NX 28658	83,333 Common 1,000,000 Series B Preferred	0.17% 74.07%	53.98%
Ken Scott 2156 Huron Trail Maitland, FL32751	204,229 Common 200,000 Series B Preferred	0.40% 14.81%	10.89%
Tarik Iles 4463 Twinview Lane Orlando, FL 32814	0 Common 50,000 Series B Preferred	0.00% 3.70%	2.70%
Timothy Miles 16167 Pherdun Rd. Dundee, MI 48131	0 Common 100,000 Series B Preferred	0.00% 7.41%	5.39%
All officers and directors as a group	287,562 Common 1,350,000 Series B Preferred	0.57% 100.00%	72.97%
Jie Zhang Room 605, Building 1 569 Changshou Road Shanghai, 200040, China	26,611,914 Common	52.81%	14.35%
Yubao Chen Room 1401, Building 15 Baida Chengshi Liang 2nd Phase Kumming Yunnan, China	4,200,000 Common	8.33%	2.27%

Meijaun Ou Room 803, Building 1, Xianbin Garden 10 Middle People’s Avenue Zhanjiang Guangdon, 524000, China	4,500,000 Common	8.93%	2.43%

1)Based on 51,810,502 common shares and 1,350,000 Series B Preferred Shares outstanding at October 2, 2019.  Does not include the 1,417,647 common shares held as treasury stock.  Each common share gives its holder one vote, and each Series B Preferred Share gives its holder 100 votes, for a total of 185,392,855 votes.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 2, 2019, there were 51,810,502 common shares issued and outstanding.   Each holder of common shares is entitled to one vote per share.  As of October 2, 2019, there were 1,350,000 Series B Preferred Shares issued and outstanding.  Each holder of Series B Preferred Shares is entitled to 100 votes per share.

Stockholders holding in the aggregate of 72.97% of the voting power of our outstanding voting shares have approved the corporate actions discussed herein by written consent dated October 2, 2019.

VOTING PROCEDURES

Pursuant to the FBCA and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding capital stock is sufficient to pursue the corporate action, which vote was obtained by the written consent of the Majority Stockholders as described herein. As a result, the corporate action has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the corporate action.

DISSENTER'S RIGHT OF APPRAISAL

Under the FBCA, stockholders are not entitled to dissenter's rights of appraisal with respect to the corporate actions discussed herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

24/7 Kid Doc, Inc. is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by 24/7 Kid Doc can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system. Copies of such filings may also be obtained by writing to 24/7 Kid Doc, Inc. at 8269 Burgos Ct., Orlando, FL 32836.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to 24/7 Kid Doc, Inc. at 8269 Burgos Ct., Orlando, FL 32836.

On behalf of the Board of Directors,

November 27, 2019

/s/Timothy Shannon

Timothy Shannon

Chief Executive Officer